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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 11, 2000


                               CAREMARK RX, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)



       Delaware                                  0-27276                               63-1151076
------------------------                  ------------------------           ---------------------------------
(State of incorporation)                  (Commission File Number)           (IRS Employer Identification No.)


           3000 Galleria Tower
                Suite 1000                                          35244
           Birmingham, Alabama                                    ----------
----------------------------------------                          (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (205) 733-8996


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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         ITEM 5.  OTHER EVENTS.

         Caremark Rx, Inc. (NYSE: CMX) issued a press release on April 17, 2000 announcing that the Supreme Court of the State of New York dismissed, with prejudice, the case filed against Caremark Rx, Inc. (the "COMPANY") on May 27, 1999 captioned AGR Halifax Ltd. et al. v. MedPartners, Inc. et al., Index No. 99-602625, in connection with a settlement agreement that the Company reached with the plaintiffs in that lawsuit (the "SETTLEMENT AGREEMENT"). The Settlement Agreement covers plaintiffs holding approximately 35 percent of the total Threshold Appreciation Price Securities ("TAPS") outstanding (the "SETTLING TAPS HOLDERS"). This press release is attached hereto as Exhibit 99.1 to this 8-K and incorporated herein by reference. In connection with the Settlement Agreement, certain defendants were dismissed from the Company's case filed in the United States District Court for the Northern District of Alabama on March 24, 2000 captioned Caremark Rx, Inc. et al. v. Mark E. Holliday et al., No. CV 00-0-0767-S. This complaint seeks injunctive relief and damages for alleged defamation and invasion of privacy.

         The Company also announced, in a press release dated April 11, 2000, that it has reached a settlement in the previously announced class action lawsuit filed on March 16, 2000 in the Circuit Court of Franklin County, Alabama, entitled James Taff et al. v. Caremark Rx. Inc., et al., Case No. 0072 regarding its TAPS (the "ALABAMA LITIGATION"). The complaint sought a declaratory judgment that a termination event had occurred with respect to the TAPS and an order compelling the Collateral Agent to release to the TAPS holders approximately $480 million in United States Treasury Notes held in escrow. The settlement, which covers all TAPS holders, except for the Settling TAPS Holders, has received preliminary court approval and remains subject to final court approval following customary class notices and hearings. This press release is attached hereto as Exhibit 99.2 to this 8-K and incorporated herein by reference.

         The Company believes that the consummation of the Settlement Agreement and the proposed settlement of the Alabama Litigation will not have a material adverse impact on the operations or financial condition of the Company. In connection with the Settlement Agreement, the Company issued to the Settling TAPS Holders shares of common stock and paid accrued interest on the TAPS. The Company has received approximately $168,000,000 in cash from the cancellation of the TAPS released by the Settling TAPS Holders, which has been used to reduce bank indebtedness. In the event the court approves the settlement announced in connection with the Alabama Litigation, the Company will issue additional shares of common stock and will pay accrued interest on the TAPS.

         The Company also amended its Credit Agreement to permit the Company to enter into the Settlement Agreement and to settle the Alabama Litigation.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

         99.1     Text of Press Release of Caremark Rx, Inc., dated April 17,
                  2000.

         99.2     Text of Press Release of Caremark Rx, Inc., dated April 11,
                  2000.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         Date: April 17,  2000             CAREMARK RX, INC.



                                                 By:  /s/ Howard McCure
                                                    ----------------------------
                                                      Howard A. McLure
                                                      Senior Vice President and
                                                      Chief Accounting Officer